                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                           --------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "MILLENNIUM NETWORK TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JANUARY, A.D. 1998, AT 9 O'CLOCK A.M.



285301     8100                  [LOGO]
                                          Edward J. Freel, Secretary of State

981039457                                 AUTHENTICATION:           8897839

                                                        DATE:      02-02-98

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 01/30/1998
                                                             981039457 - 2853501

                          CERTIFICATE OF INCORPORATION

                                       OF

                      MILLENNIUM NETWORK TECHNOLOGIES, INC.

         The undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         1. The name of the corporation (hereinafter referred to as the "Corporation") is Millennium Network Technologies, Inc.

         2. The address of the registered office of the Corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent 19901. The name of its registered agent at such address is United Corporate Services, Inc.

         3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         4. The Corporation shall have authority to issue one thousand (1,000) shares of Common Stock, par value $.001 per share.

         5. The term of existence of the Corporation shall be perpetual.

         6. The stockholders may hold their meetings, annual or special, within or without the State of Delaware as may be provided in the By-Laws, and the Board of Directors or any Committee thereof may hold all or any of their meetings within or without the State of Delaware at such places as the By-Laws or the Board of Directors may designate. The Corporation may have one or more offices and keep any of the books of the Corporation subject to the provisions of the laws of the State of Delaware within or without the State of Delaware at such places as may from time to time be designated by the Board of Directors. Elections of directors need not be written ballot unless the By-Laws of the Corporation shall so provide.

         7. The Corporation shall possess and may exercise all the powers and privileges granted by the General Corporation Law or by any other law of the State of Delaware at the time in force or by this Certificate of Incorporation, together with any powers incidental thereto, so far as such powers and such privileges are necessary or convenient to the conduct, promotion or attainment of the purpose set forth in Article 3 of this Certificate of Incorporation.

         8. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph 7 of section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented from time to time. Except as and to the extent otherwise required by Delaware law, the directors of the Corporation shall not be liable to the Corporation or the stockholders of the Corporation for any damage arising out of or in connection with or resulting from any breach of a director's fiduciary duty. The Corporation shall, to the full extent permitted by the General Corporation Law of the State of Delaware, indemnify all persons whom this Corporation may indemnify pursuant thereto and, in connection therewith, to the full extent permitted by Delaware law, advance expenses to all such persons in connection with the investigation and defense of indemnifiable actions brought against them. Directors and officers of the Corporation shall not be obligated to repay funds so advanced unless it shall be specifically determined that such director or officer shall not be entitled to such indemnification. The indemnification provided by this Section shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under the By-laws of the Corporation, by agreement, vote of the stockholders or disinterested directors of the Corporation, or otherwise.

         9. All transactions between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are officers or directors or have a financial interest, shall be valid to the full extent permitted by the General Corporation Law of the State of Delaware.

         10. The name of the incorporator is James Berns, and the mailing address of the incorporator is One Rockefeller Plaza, New York, New York 10020.

         Signed at New York, New York on January 29, 1998.

                                                     /s/ James Berns, Esq.
                                                     ------------------------
                                                     James Berns, Esq.
                                                     One Rockefeller Plaza
                                                     New York, New York 10020

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                       -----------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MILLENNIUM NETWORK TECHNOLOGIES, INC.", CHANGING ITS NAME FROM "MILLENNIUM NETWORK TECHNOLOGIES, INC." TO "PATH 1 NETWORK TECHNOLOGIES INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF MARCH, A.D. 1998, AT 9 O'CLOCK A.M.

                                     [SEAL]





                                         /s/
                                         ---
                                         EDWARD J. FREEL, SECRETARY OF STATE

2853501  8100                            AUTHENTICATION:  8974042

981100087                                DATE:  03-16-98

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/16/1998
                                                             981039457 - 2853501

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      MILLENNIUM NETWORK TECHNOLOGIES, INC.

         The Undersigned, in order to amend its Certificate of Incorporation, hereby certify as follows:

                  FIRST:   The name of the corporation is Millennium Network
Technologies, Inc.

                  SECOND. The Corporation hereby amends its Certificate of Incorporation as follows:

         Paragraph FIRST of the Certificate of Incorporation, relating to the name of the Corporation, is hereby amended to read in its entirely, as follows:

         "FIRST:  The name of the corporation is Path 1 Network Technologies
Inc."

         Paragraph FOURTH of the Certificate of Incorporation, relating to the authorized capital, is hereby amended to read in its entirely, as follows:

         "FOURTH: (a)      The Corporation shall be authorized to issue the
following shares:

                    ------------------- ----------------- ----------------
                           Class               # of           Par Value
                           -----               ----           ---------

                                              Shares
                                              ------
                    ------------------- ----------------- ----------------
                    Common                 20,000,000          .001
                    ------------------- ----------------- ----------------
                    Preferred                  10              .001
                    ------------------- ----------------- ----------------

         (b) PREFERRED STOCK. The shares of the Corporation's preferred stock shall be designated as Series A Preferred Stock (the "Series A Preferred Stock").

         (c) VOTING. (1) Except as provided in paragraph (c) (2), the Series A Preferred Stock shall have no voting rights.

         (2) The Corporation shall not, without the affirmative consent of the holders of a majority of the Series A Preferred Stock, (i) in any manner authorize or create any class of capital stock ranking, as to distribution of assets, prior to the Series A Preferred Stock or (ii) in any manner alter or change the designations or the powers, preferences or rights, or the qualifications, limitations or restrictions, or increase the number of authorized shares of the Series A Preferred Stock in any material respect prejudicial to the holders thereof.

         (d) DIVIDENDS. The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, a dividend, payable, on the same terms as dividends payable to holders of the Corporation's common shares, in an amount equal to the percentage interest in the Corporation's common shares the Series A Preferred Stock would be convertible into.

         (e)      CONVERSION

         Nine months after the date the Series A Preferred Shares are issued, ten (10) Series A Preferred Shares shall be convertible into 277,018 Shares of the Corporation's common stock.

         (f)      NON-VOTING, NON-ASSIGNABLE AND NON-TRANSFERABLE

         The Series A Preferred Shares shall be (i) non-voting, (ii) non-assignable, and (iii) non-transferable for the first two years after issuance.

         (g)      REDEMPTION

         At any time nine months after issuance, ten Series A Preferred Shares may be redeemed by the Corporation into 277,018 Shares of the Common Stock of the Corporation.

         (h)      REPRESENTATION ON BOARD OF DIRECTORS

         Holders of all the outstanding Series A Preferred Shares shall be entitled to appoint two representatives to the Corporation's Board of Directors.

         (i)      DEBT FINANCING:  WARRANTS

         For a period of two years after the issuance of the Series A Preferred Shares, the Corporation shall not be entitled to (i) issue any debt securities, or (ii) any warrants in connection with an equity financing, without the consent of the holders of the Series A Preferred Shares, which consent shall not be unreasonably withheld.

         (j)      LIQUIDATION, DISSOLUTION OR WINDING UP.

         Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

         THIRD: The amendment effected herein was authorized by the consent in writing, setting forth the action so taken, unanimously signed by the holders of all the outstanding shares entitled to vote thereon pursuant to Section 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 16th day of March 1998.

                                                     /s/ James Berns
                                                     ----------------------
                                                     James Berns, Secretary

                            STATE OF DELAWARE                             Page 1

                        OFFICE OF THE SECRETARY OF STATE

--------------------------------------------------------------------------------

                  I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PATH 1 NETWORK TECHNOLOGIES INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF APRIL, A.D. 1999, AT 9 O'CLOCK A.M.

                                     [SEAL]












                                     [SEAL]

                                         /s/ EDWARD FREEL
                                         -----------------------------------
                                         EDWARD J. FREEL, SECRETARY OF STATE

2853501 8100                             AUTHENTICATION:              0265247

001082093                                DATE:                        02-17-00

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        PATH 1 NETWORK TECHNOLOGIES INC.


         The Undersigned, in order to amend its Certificate of Incorporation, hereby certifies as follows:

                  FIRST: The name of the corporation is Path 1 Network Technologies Inc.

                  SECOND: The Corporation hereby amends its Certificate of Incorporation as follows:

         Paragraph FOURTH of the Certificate of Incorporation, relating to the authorized capital, is hereby amended to read in its entirely, as follows:

         *FOURTH: (a) The Corporation shall be authorized to issue the following shares:


                         CLASS                       # OF         PAR VALUE
                                                    SHARES
                   --------------------------------------------------------
                   Class A Common                 20,000,000       .001
                   --------------------------------------------------------
                   Class B Common                 10,000,000       .001
                   --------------------------------------------------------
                   Preferred                              10       .001
                   --------------------------------------------------------


(A)      CLASS A COMMON STOCK.

         The Corporation's existing Common Stock, par value, $.001 per share, is hereby redesignated Class A Common Stock, par value $.001 per share.

(B)      CLASS B COMMON STOCK.

         (1) VOTING. The Class B Common stock shall have no voting rights.

         (2) DIVIDENDS. The holders of the Class B Common Stock shall not be entitled to receive any dividends.

         (3) CONVERSION. The Class B Common Stock will convert into shares of Class A Common Stock, on a one-for-one basis, upon the occurrence of any one of the following events:


                                              STATE OF DELAWARE
                                             SECRETARY OF STATE
                                          DIVISION OF CORPORATIONS
                                          FILED 09:00 AM 04/13/1999
                                              991144006-2853501

--------------------------------------------------------------------------------

         (a) Either the Corporation is sold (including merger, consolidation or other change of control) or it sells, leases, or licenses all of substantially all of its assets;
         (b) The Corporation generates revenues from operations equal to $10,000,000 and reports earnings of $2,000,000 in any fiscal year before interest, taxes, depreciation, amortization and extraordinary items; and
         (c) There is a underwritten public offering of the Corporation's Class A Common Stock of at least $25,000,000.

         (4) NON-VOTING, NON-ASSIGNABLE AND NON-TRANSFERABLE

         The Class B Common Stock shall be (i) non-voting, (ii) non-assignable, and (iii) non-transferable.

         (5) LIQUIDATION, DISSOLUTION OR WINDING UP.

         Upon any liquidation, dissolution or winding up of the Corporation, the right of the holders of the Class B Common Stock to receive any distributions shall be subordinate to holders of the Class A Common Stock and the Series A Preferred Stock.

(C) PREFERRED STOCK. The shares of the Corporation's preferred stock shall be designated as Series A Preferred Stock (the "Series A Preferred Stock").

         (1) VOTING. (a) Except as provided in paragraph (b), the Series A Preferred Stock shall no voting rights.

         (b) The Corporation shall not, without the affirmative consent of the holders of a majority of the Series A Preferred Stock, (i) in any manner authorize or create any class of capital stock ranking, as to distribution of assets, prior to the Series A Preferred Stock or (ii) in any manner alter or change the designations or the powers, preferences or rights, or the qualifications, limitations or restrictions, or increase the number of authorized shares of the Series A Preferred Stock in any material respect prejudicial to the holders thereof.

         (2) DIVIDENDS. The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, a dividend, payable, on the same terms as dividends payable to


                                     - 2 -
--------------------------------------------------------------------------------
holders of the Corporation's common shares, in an amount equal to the percentage interest in the Corporation's common shares the Series A Preferred Stock would be convertible into.

         (3)      CONVERSION

         Nine months after the date the Series A Preferred Shares are issued, ten (10) Series A Preferred Shares shall be convertible into 277,018 Shares of the Corporation's common stock.

         (4)      NON-VOTING, NON-ASSIGNABLE AND NON-TRANSFERABLE

         The Series A Preferred Shares shall be (i) non-voting, (ii) non-assignable, and (iii) non-transferable for the first two years after issuance.

         (5)      REDEMPTION
         At any time nine months after issuance, ten Series A Preferred Shares may be redeemed by the Corporation into 277,018 Shares of the Common Stock of the Corporation.

         (6)      REPRESENTATION ON BOARD OF DIRECTORS

         Holders of all the outstanding Series A Preferred Shares shall be entitled to appoint two representatives to the Corporation's Board of Directors.

         (7)      DEBT FINANCING; WARRANTS

         For a period of two years after the issuance of the Series A Preferred Shares, the Corporation shall not be entitled to (i) issue any debt securities, or (ii) any warrants in connection with an equity financing, without the consent of the holders of the Series A Preferred Shares, which consent shall not be unreasonably withheld.

         (8)      LIQUIDATION, DISSOLUTION OR WINDING UP.

         Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                  THIRD: The amendment effected herein was authorized by the consent in writing, setting forth the action so taken, signed by the holders of a majority of outstanding


                                     - 3 -
--------------------------------------------------------------------------------
shares entitled to vote thereon pursuant to Section 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 22nd day of March 1999.



                                                     /s/ James Berns
                                                     ---------------------------
                                                     James Berns, Secretary












                                     - 4 -
--------------------------------------------------------------------------------

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        PATH 1 NETWORK TECHNOLOGIES INC.


         PATH 1 NETWORK TECHNOLOGIES INC, a corporation organized and existing under and by virtue of the General Corporation Law of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That resolutions were adopted by the Board of Directors of the Corporation setting forth a proposed amendment to the Certificate of Incorporation, and declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation. The resolutions setting forth the proposed amendment are as follows:

         NOW, THEREFORE, BE IT RESOLVED, that the officers of the Corporation are hereby authorized and directed to execute and file a Certificate of Amendment to the Certificate of Incorporation (the "Amendment") of the Corporation, which Amendment shall change Article Fourth so that, as amended, said Article shall read in its entirety as follows:

         FOURTH:

         A. CLASSES OF STOCK. This Corporation is authorized to issue a single class of Thirty Million (30,000,000) shares of Common Stock, par value $0.001 per share, divided into two series designated, respectively, "Class A Common Stock," par value $0.001 per share and "Class B Common Stock," par value $0.001 per share. Twenty Million (20,000,000) shares shall be Class A Common Stock and Ten Million (10,000,000) shares shall be Class B Common Stock.

         B.       CLASS A COMMON STOCK.

                  1. DIVIDEND RIGHTS. The holders of the Class A Common Stock shall be entitled to receive, if, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                  2.       LIQUIDATION RIGHTS.

                                    (a) Upon any liquidation, dissolution or
                           winding up of the Corporation, the holders of the Class A Common Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of the Class B Common Stock by reason of their ownership thereof, an amount per share equal to the sum of $100 and any declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Class A Common stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Class A Common Stock in proportion to the product of the liquidation preference of each such share and the number of such shares owned by each such holder.

                                    (b) After the distributions described in
                           subsection (a) above have been paid, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Class A Common Stock and Class B Common stock pro rata based on the number of shares of Class A Common Stock held by each (assuming, for purposes of this subsection (b), that the Class B Common Stock had been automatically converted as contemplated by
                           Section 5 of Division C of this Article Fourth).

                  3. REDEMPTION. The Class A Common Stock is not redeemable.

                  4. VOTING RIGHTS. The holder of each share of Class A Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

         C.       CLASS B COMMON STOCK.

                  1. DIVIDEND RIGHTS. The holders of Class B Common Stock shall not be entitled to receive any dividends unless and until an aggregate of $100,000,000 of dividends has been declared and paid on the Class A Common Stock.

                  2. LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided for in
                           Section 2 of Division B of this Article Fourth.

                  3. REDEMPTION. The Class B Common Stock is not redeemable.

                  4. VOTING RIGHTS. The Class B Common Stock shall have no right to vote at or to receive notice of any meetings of stockholders, or to express consent or dissent to corporate action in writing without a meeting, except to the extent expressly required by law.

                  5. CONVERSION. The Class B Common Stock is not voluntarily convertible by the holders thereof. The Class B Common Stock shall automatically be converted into shares of Class A Common Stock, on a one-for-one basis (appropriately adjusted for any stock splits or reverse stock splits of, or any stock dividends declared on, the Class A Common Stock and/or the Class B Common Stock) upon the occurrence of any of the following events:

                                    (a) The Corporation (or 50% or more of its stock or assets) is acquired by a person or an affiliated group by merger, reverse triangular merger, private stock sale, direct stock issuance, consolidation or otherwise;

                                    (b) The Corporation sells, leases, or
                                    exclusively licenses all or substantially all of its assets (excluding sales of inventory in the ordinary course of business);

                                    (c) The Corporation reports for any fiscal year revenues from operations equal to $10,000,000 or more and reports for such fiscal year EBITDA (earnings before interest, taxes depreciation, amortization and extraordinary items) of $2,000,000 or more, as determined in accordance with United States generally accepted accounting principles; or

                                    (d) The Corporation consummates the sale of its Class A Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the

                                    Securities Act of 1933, as amended, the
                                    public offering price of which is not less than $25,000,000 in the aggregate.

                  6. ASSIGNMENT AND TRANSFER RIGHTS. The Class B Common Stock shall not be transferable except to the extent that a proposed transfer is expressly consented to by vote of the holders of the Class A Common Stock. This restriction on transfer is intended to comply with Delaware General Corporation Law Section 202. The Corporation shall be entitled to note conspicuously, on each stock certificate representing shares of Class B Common Stock, the restriction on transfer contained in this Section 6.

         SECOND: That, thereafter, the stockholders of said Corporation approved the amendment by written consent in accordance with Section 228 of the Delaware General Corporation Law.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

         FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, the undersigned has executed this certificate on April 28, 2000.



                            /s/ Douglas A. Palmer
                           -------------------------------------------
                           Douglas A. Palmer, Executive Vice President
                           and Chief Operating Officer